GREAT JONES

Lease Agreement

Agreement

THIS RESIDENTIAL LEASE AGREEMENT (hereinafter referred to as the "AGREEMENT"), is made on this day [redacted] by and between [redacted] (hereinafter referred to as the "LANDLORD"), by and through its authorized agent, Great Jones North Carolina, LLC, dba Great Jones (hereinafter referred to as the "AGENT"), and [redacted] (hereinafter referred to as the "TENANT").

TENANT as herein used shall include all persons to whom this property is leased. LANDLORD as herein used shall include the owner(s) of the Premises, its heirs, assigns or representatives.

Whereas, LANDLORD is the fee owner of certain real property being, lying and situated in [redacted] County, North Carolina, such real property having a street address of [redacted] (hereinafter referred to as the "Premises");

Whereas, LANDLORD desires to lease the Premises to TENANT upon the terms and conditions as contained in this Agreement;

Whereas, TENANT desires to lease the Premises from LANDLORD upon the terms and conditions as contained in this Agreement;

Now therefore, for and in consideration of the covenants and obligations contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows in the Lease Terms.

Lease Terms

1. Term of Lease

This Agreement shall commence on [redacted] (hereinafter referred to as the "Commencement Date") and shall terminate on [redacted] at 11:59 PM (hereinafter referred to as the "Termination Date"). If for any reason LANDLORD cannot deliver possession of the Premises to TENANT by the Commencement Date, this Agreement may be terminated by either party, without LANDLORD being liable to TENANT for any expenses or damages caused by such delay or termination.

2. Occupants

Only the following individuals shall occupy the Premises less written consent of the LANDLORD is obtained: [redacted]
A reasonable number of guests may occupy the PREMISES without prior written consent if stay is limited to 72 hours.

3. Prorated Rent

TENANT agrees to pay the sum of [redacted] as pro-rated rent for the period [redacted] to [redacted]. One full month's rent shall be due at lease Agreement signing with any prorated rents paid in the second month of this Agreement term and regular monthly rent paid thereafter.

4. Advance Rent

TENANT agrees to pay the sum of [redacted] as advance rent representing payment for the last month of lease term or any renewal.

5. Rent

TENANT agrees to pay the monthly rent amount of **$**[redacted] plus any applicable sales tax as rent on the **1st** day of each month in advance without demand to 3049 Cleveland Ave., Suite 235, Fort Myers, FL 33901. Rent must be received by LANDLORD, or any other person or entity so designated by LANDLORD in writing, on or before the due date.

A late fee of equal to 5% of the gross monthly rent shall be due as additional rent if TENANT fails to make rent payments not received before or by midnight on the 5th day of each month (even if the 5th falls on the weekend or Holiday). This late payment fee shall be due immediately without demand therefor and shall be added to and paid with the late rental payment.

If rent is not received by the 11th of any month, eviction proceedings will be initiated. Tenant will

be responsible to pay court costs and any other fees related to this action. Landlord reserves the right not to accept late rent. We do not accept personal checks after the 5th of any month. Payments made after the 5th should be in the form of certified checks or money orders and should include the late fee of 5%. We do not accept partial payments. NO OTHER NOTICE WILL BE SENT TO YOU.

Acceptable forms of payment of rent to LANDLORD shall be (check all that apply):

X Electronic Funds Transfer (ACH) X Certified Funds (money order or cashier's check)

X PayLease Cash Pay (when offered).

Personal checks are not accepted. Cash payments are not accepted. If TENANT'S check is dishonored, all future payments must be made by money order or cashier's check; dishonored checks will be subject to a $25.00 charge as additional rent (or the maximum allowed by law, pursuant to N.C. Gen. Stat. 25-3-506).

If LANDLORD has actual knowledge that there are insufficient funds to cover a payment, rent will be considered unpaid, LANDLORD may serve TENANT with a Three Day Notice and will not be required to deposit the check. Third party checks are not permitted.

6. Time is of the Essence

Time is of the essence. The imposition of late fees and/or dishonored payment charges is not a substitution or waiver of available North Carolina law remedies. If rent is not received by the 1st day of each month, LANDLORD may serve a Three Day Notice on the next day or any day thereafter as allowed by law. All signatories to this Agreement are jointly and severally responsible for the faithful performance of this Agreement. All payments made under this Agreement shall first be applied to dishonored payment fees, then to late fees, then to monthly rental fees. All notices by TENANT to LANDLORD shall be in writing and sent to LANDLORD'S AGENT at the above address above by certified mail.

7. Pets

Unless a PET ADDENDUM is attached to this Agreement allowing TENANT to keep a pet at the Premises, TENANT shall not keep any animal or pet in or around the Premises without LANDLORD'S prior written approval.

8. Security Deposit

TENANT agrees to pay LANDLORD the sum of [redacted] as security for faithful performance by TENANT of all terms, covenants and conditions of this Agreement. You may choose to reduce or eliminate the security deposit by purchase a surety bond from another company. If you purchase

a surety bond, the bond will be available to us for recovery of any damage or other loss. Also, if you choose the surety bond, the agreement between you and the surety company will not be part of this lease agreement. Refer to the surety bond addendum for details.

This deposit may be applied by the LANDLORD for any monies owed by TENANT under the Agreement or North Carolina law, physical damages to the Premises, costs, and attorney's fees associated with TENANT's failure to fulfill the terms of the Agreement and any monetary damages incurred by LANDLORD due to TENANT's default. TENANT cannot dictate that this deposit be used for any rent due.

If TENANT breaches the Agreement by abandoning, surrendering or being evicted from the Premises prior to the Termination Date (or the expiration of any extension) TENANT will be responsible for unpaid rent, physical damages, future rent due, attorney's fees, costs and any other amounts due under the terms of the Agreement or North Carolina law. The security deposit (and advance rent, if applicable) will be held in the following manner: Deposited in a separate non-interest bearing account at Regions Bank, by Great Jones North Carolina, LLC.

The Security Deposit shall be administered in accordance with the North Carolina Tenant Security Deposit Act (N.C. Gen. Stat. § 42-50 et. seq.). IT MAY, IN THE DISCRETION OF EITHER THE LANDLORD OR THE AGENT, BE DEPOSITED IN AN INTEREST-BEARING ACCOUNT WITH THE BANK OR SAVINGS INSTITUTION NAMED ABOVE. ANY INTEREST EARNED UPON THE TENANT SECURITY DEPOSIT SHALL ACCRUE FOR THE BENEFIT OF, AND SHALL BE PAID TO, THE LANDLORD, OR AS THE LANDLORD DIRECTS. SUCH INTEREST, IF ANY, MAY BE WITHDRAWN BY LANDLORD OR AGENT FROM SUCH ACCOUNT AS IT ACCRUES AS OFTEN AS IS PERMITTED BY THE TERMS OF THE ACCOUNT.

Upon any termination of the tenancy herein created, the Landlord may deduct from the Tenant Security Deposit amounts permitted under the Tenant Security Deposit Act. If there is more than one person listed above as Tenant, Agent may, in Agent's discretion, pay any balance of the Tenant Security Deposit to any such person, and the other person(s) agree to hold Agent harmless for such action.

If the Landlord removes Agent or Agent resigns, the Tenant agrees that Agent may transfer any Tenant Security Deposit held by Agent hereunder to the Landlord or the Landlord's designee and thereafter notify the Tenant by mail of such transfer and of the transferee's name and address. The Tenant agrees that such action by Agent shall relieve Agent of further liability with respect to the Tenant Security Deposit. If Landlord's interest in the Premises terminates (whether by sale, assignment, death, appointment of receiver or otherwise), Agent shall transfer the Tenant Security Deposit in accordance with the provisions of N.C. Gen. Stat. § 42-54.

Security deposit refunds if any shall be made by mail only, as provided by law, made out in names of all TENANTS in one check, and, may not be picked up in person from LANDLORD.

9. Assignments

TENANT shall not assign this Agreement or sublet the Premises or any part thereof. Any unauthorized transfer of interest by the TENANT shall be a breach of this Agreement.

10.Application

If TENANT has filled out a rental application, any misrepresentation made by the TENANT in same will be a breach of this agreement and LANDLORD may terminate the tenancy.

11.Fixtures and Alterations

TENANT must obtain prior written consent from LANDLORD before painting, installing fixtures, making alterations, additions or improvements and if permission granted, same shall become LANDLORD'S property and shall remain on the Premises at the termination of the tenancy. Any allowed paint alterations must be returned to original specifications prior to move out or the cost to perform same shall be deducted from TENANT's Security Deposit. Satellite dishes installed by TENANT must be removed upon termination of tenancy, and all associated damages must be repaired at TENANT'S expense. Satellite dishes may not be installed where prohibited by ordinance or Homeowners Association.

12.Use of Premises

The Premises shall be used and occupied by TENANT, exclusively, as a private single family dwelling, and no part of the Premises shall be used at any time during the term of this Agreement by TENANT for the purpose of carrying on any business, profession, or trade of any kind, to include use as a sober house or group care home, or for any purpose other than as a private single family dwelling. TENANT shall not allow any other person, other than the occupants permitted herein to use or occupy the Premises without first obtaining LANDLORD'S written consent to such use. TENANT shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises. TENANT shall maintain the Premises in a clean and sanitary condition and not disturb surrounding residents or the peaceful and quiet enjoyment of the Premises or surrounding premises by disruptive behavior in, on, or near the Premises. Loud music or any other disturbance that can be heard two feet away from a closed door or ten feet away from an open window or door will not be tolerated at any time. The use of fireworks is strictly prohibited. TENANT shall install window shades or draperies (no foil, sheets, paper etc. allowed) within 15 days of taking occupancy if not already provided. TENANT shall not operate any type of day care or child sitting service on the Premises. TENANT shall secure insurance immediately for any water filled devices with a loss payable clause to LANDLORD. No trampolines,

athletic equipment, recreational equipment, or any items or activities which can cause interference with the insurance coverage on the Premises will be permitted.

13.Condition of Premises

TENANT stipulates, represents and warrants that TENANT has examined and fully inspected the Premises, and that they are, at the time of this Agreement in good order, repair, and in a safe, clean and tenantable condition. By accepting the Premises and occupying same, TENANT hereby agrees that TENANT has accepted the Premises in its AS-IS condition with no warranties expressed or implied. TENANT upon occupying the Premises does hereby waives any and all claims against LANDLORD and AGENT that the Premises was not in the condition as agreed upon by the parties at the inception of the Agreement.

14.Smoking

Smoking is NOT permitted inside the Premises by TENANT, TENANT'S guests or invitees. TENANT understands that smoking inside the Premises shall be considered a material default under this Agreement and that the cost to remediate shall be borne by TENANT.

15.Risk of Loss

All personal property of TENANT and TENANT'S occupants, guests and invitees, stored, located or used at the Premises shall be at the sole risk of the TENANT and LANDLORD shall not be liable for any damage to said personal property. TENANT hereby waives, releases and discharges, and does agree to indemnify and hold harmless LANDLORD and AGENT for any and all damages or claims of damages to said personal property, including any and all attorneys' fees incurred by LANDLORD and/or AGENT in defending any such claims. **TENANT is strongly urged to secure insurance for personal property**.

16.Indemnification

Landlord and agent shall not be liable for any damage or injury of or to the tenant, tenant's family, guests, invitees, agents or employees or to any other person entering the premises or any building that is a part or lies upon the premises, and tenant hereby agrees to indemnify, defend and hold landlord harmless from any and all claims or assertions of every kind and nature.

This indemnification includes, but is not limited to, any damage or injury which may be incurred by tenant, tenant's family, guests, invitees, agents or employees or to any other person for damage or injuries that arise from any contact, attack or interaction from or with any animals, domestic or wild, whether such damage or injury occurs on the premises or off, and tenant holds harmless the landlord from any and all claims or assertions of every kind and nature for any damage or injury tenant attributes to any absence or failure of fencing that may be on or surrounding the premises. Without limitation of the foregoing in this section, tenant agrees that neither landlord nor agent shall be liable for any use of personal information, and tenant agrees to

indemnify, hold harmless and defend landlord and agent from and against any and all claims arising from or relating to use of personal information in connection with the management services provided by agent on behalf of landlord.

17.Default

(1) Failure of TENANT to pay rent, any additional rent or other charges due and owing under this Agreement when due, or (2) TENANT'S violation of any other term, condition or covenant of this Agreement (and if applicable, attached rules and regulations), condominium by-laws or neighborhood deed restrictions or (3) failure of TENANT to comply with any Federal, State and/ or Local laws, rules and ordinances, or (4) TENANT'S failure to move into the Premises or TENANT's abandonment of the Premises, shall constitute a default by TENANT. Upon an event of default, LANDLORD may, at LANDLORD'S sole and absolute discretion, (A) treat the Agreement as terminated and resume possession of the Premises, thereafter using same exclusively for LANDLORD'S own purposes, (B) retakes possession of the Premises for the account of the TENANT, holding TENANT liable for damages, being the difference between the rent and other charges stipulated to be paid by TENANT and what, in good faith, the LANDLORD is able to recover from a reletting of the Premises (LANDLORD shall use good faith efforts to re-let the Premises and be allowed to grant any concessions it deems necessary, including free rent), or (C) stand by and do nothing, and sue the TENANT as each installment of rent and other charges mature, or for the whole when same becomes due.

In addition, if LANDLORD elects option (B) above, LANDLORD may,

at LANDLORD'S sole and absolute discretion, seek and obtain from TENANT future accelerated rents due and owing for the balance of the term of this Agreement, accounting to TENANT, as an offset to the amounts due and owing to LANDLORD for future accelerated rents, any and all rental payments received by LANDLORD from any replacement tenant for the balance of the term covered by this Agreement, or, if future accelerated rents have been paid in full by TENANT, TENANT shall receive any rental payments actually received by LANDLORD from any replacement tenant for the balance of the Agreement term. In addition, LANDLORD shall be entitled to recover those costs and expenses incurred by LANDLORD to obtain possession of the Premises, broker's fees incurred by LANDLORD in connection with any reletting of the Premises, to collect from TENANT the costs of removing and storing or disposing of TENANT'S personal property, the amounts of all damages suffered by LANDLORD as a result of TENANT'S default of this Agreement, the costs of making repairs and replacements to the Premises in order to restore the Premises to the condition which existed on the Commencement Date, normal wear and tear excepted and, all reasonable expenses incurred by LANDLORD in enforcing or defending LANDLORD'S rights and/or remedies at law, equity or hereunder, including all reasonable attorneys' fees, paralegal fees and costs.

18.Attorney's Fees

If LANDLORD employs an attorney due to TENANT's violation of the terms and conditions of this Agreement, TENANT shall be responsible for all costs and reasonable attorney's fees as incurred by the LANDLORD whether or not suit is filed.

If a summary ejectment proceeding is instituted against Tenant, Landlord shall be entitled to recover from Tenant the following fees/costs in accordance with N.C. Gen. Stat. §42-46: (i) filing fees charged by the court, (ii) costs for service of process, (iii) the relevant Complaint-Filing Fee, Court Appearance Fee or Second Trial Fee, and, (iv) reasonable attorneys' fees actually incurred not to exceed fifteen percent (15%) of the amount owed by Tenant, or fifteen percent (15%) of the monthly rent stated in this Agreement if the summary ejectment proceeding is based on a default other than the nonpayment of rent.

19.Utilities

TENANT agrees to pay all charges and deposits for **all** utilities which are not (1) provided by a condominium or home owners association, or (2) included in the property or municipal tax assessment for the premises. TENANT agrees to have all accounts for utilities immediately placed in TENANT name with accounts kept current throughout occupancy. Garbage and or trash removal is considered a utility under this Agreement. If the utilities which TENANT is responsible for are still in LANDLORD's name at the time TENANT takes occupancy, TENANT agrees that LANDLORD shall order such utilities to be terminated. In the event a condominium association or homeowners association is currently providing any services to the unit such as cable, satellite TV, alarm monitoring, internet, water, sewer, trash, guarded security gate or other services and the association decides these services will no longer be provided, TENANT agrees and understands that LANDLORD and/or AGENT shall not be required to replace, provide or pay for these removed services for TENANT. TENANT may opt to pay for non-essential services but shall be required to pay for essential services including but not limited to water, sewer and trash if the association no longer provides these services. The discontinuation of any such services by the association shall not be construed as a prohibited practice by LANDLORD or AGENT nor shall it constitute a default under the Agreement. The failure of TENANT to retain and pay for essential services upon notice and demand by the LANDLORD or AGENT shall constitute a material breach of the Agreement. Any and all alterations or modifications to these terms and conditions must be made in writing as a signed amendment and/or addendum to this AGREEMENT.

20.Vehicles

Vehicle(s) must be currently licensed, owned or leased by TENANT, registered, operational and properly parked. TENANT agrees to abide by all parking rules established now or in the future by LANDLORD or condo/homeowner association's rules, if applicable. No trailers, campers, vehicles on blocks, boats or commercial vehicles are allowed on or about the Premises without LANDLORD's prior written approval. TENANT is not to repair or disassemble vehicles on the Premises. Vehicles not meeting the above requirements and additional rules of LANDLORD are

unauthorized vehicles subject to being towed at TENANT expense. Parking on the grass is prohibited. TENANT agrees to indemnify LANDLORD for any expenses incurred due to the towing of any vehicle belonging to the guest or invitee of TENANT. TENANT agrees that only the following vehicles will be parked on the Premises:

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21.Maintenance/Inspection

TENANT shall maintain the Premises in good, clean and tenantable condition throughout the tenancy, keep all plumbing fixtures in good repair, use all electrical, plumbing, heating, cooling, appliances and other equipment in a reasonable manner, removing all garbage in a clean and sanitary manner. In the event TENANT or TENANT'S guests or invitees cause any damage to the Premises, LANDLORD may at its option repair same and TENANT shall pay for the expenses of same on demand or LANDLORD may require TENANT repair same, all charges incurred as additional rent. **TENANT shall be fully responsible for, and agrees to maintain and repair at TENANT'S expense, the following:**

- A/C filters (wash or change monthly)
- Minor plumbing issues (sink and tub drain clogs, shower heads, and toilet flappers)
- Locks/keys
- Smoke alarm batteries, and fire extinguishers
- Light bulbs
- Water filtration systems and filters
- Well system (if any, including the cleaning and washing monthly of all softener equipment)
- The septic system (if applicable, including monthly application of septic system maintenance products such as Rid-X)
- Pool service (if pool is on Premises)
- Lawn/shrubs
- Extermination interior and extermination exterior
- Window and door screens

TENANT understands that LANDLORD's repair obligations are limited to the following items, and that TENANT is fully responsible for repairing all other items not noted at move-in at their sole expense:

- HVAC system (except as noted above and in 44 (b), below)
- Electrical system (excluding low-voltage systems such as built-in speaker systems, alarm systems, door bells, etc.)
- Plumbing system (except as noted above and in 44 (c), below)
- LANDLORD-provided kitchen appliances (excluding ice makers and water filters)
- Exterior doors and windows (including garage door), roof, exterior structure, foundation, and irrigation system (excluding sprinkler heads and drip lines).

Smoke and Carbon Monoxide Alarms: Pursuant to N.C. Gen. Stat. § 42-42, the Landlord shall provide operable smoke alarms, either battery-operated or electrical. If the Premises has a fossil-fuel burning heater, appliance, or fireplace, or an attached garage, the Landlord shall provide and install a minimum of one operable carbon monoxide alarm per level in the Premises, either battery operated or electrical. The Tenant shall notify the Landlord, in writing, of the need for replacement of or repairs to a smoke or carbon monoxide alarm. The Landlord shall replace or repair the smoke or carbon monoxide alarm within 15 days of receipt of notification if the Landlord is notified of needed replacement or repairs in writing by the Tenant. The Landlord shall ensure that a smoke or carbon monoxide alarm is operable and in good repair at the beginning of the Initial Term of the Tenancy. The Landlord shall place new batteries in any battery-operated smoke or carbon monoxide alarms at the beginning of the Initial Term of the tenancy and the Tenant shall replace the batteries as needed during the tenancy, except where the smoke alarm is a tamper-resistant, 10-year lithium battery smoke alarm.

Clothes washers and dryers, if provided, are accepted in "as-is" condition by TENANT. LANDLORD will not repair or replace clothes washers or dryers.

LANDLORD may remove or choose not to repair or replace kitchen garbage disposals, ice makers, water dispensers, pool heaters, and jacuzzi / hot tub air pumps.

Repairs made by LANDLORD are at LANDLORD's sole discretion, including choice of vendor and product. LANDLORD is under no obligation to perform in-kind or matching replacement. In the event a major repair to the Premises must be made which will necessitate the TENANT'S vacating the Premises, LANDLORD may at its option terminate this agreement and TENANT agrees to vacate the Premises holding LANDLORD harmless for any damages suffered if any, or abate the daily prorated rent, in whole or in part, for the duration of the repair.

TENANT shall notify LANDLORD immediately of any maintenance need or repair in writing. TENANT agrees that they shall immediately test the smoke detector and shall maintain same. TENANT agrees that in the event there are hurricane or storm shutters on the Premises, TENANT will install same if there is a hurricane or tropical storm watch or warning in effect and/or at the request of the property manager or OWNER. If TENANT is unable to perform this task for any reason, TENANT agrees to notify AGENT as soon as any storm watch or warning is placed into effect.

22.Vacating

At the expiration of this Agreement or any extension, TENANT shall peaceably surrender the Premises and turn in all keys and any other property owned by LANDLORD leaving the Premises in good, clean condition, ordinary wear and tear excepted. TENANT agrees to have the flooring

cleaned professionally upon move-out and provide a receipt for same.

In the event all keys are not returned upon move-out, there will be a minimum charge to be deducted from the security deposit in the amount of $95.

23.Notice to Vacate or Renewal

At least **60 days** prior to the end of the Lease Term, TENANT shall provide written notice to LANDLORD of TENANT'S intention to either (a) vacate the Premises at the end of the Lease Term, or (b) enter into a new rental agreement for an additional term of no less than six months and one day. If such notice is not timely given at least 60 days prior to the end of the Lease Term, the term of this Lease shall automatically renew on a month to month basis.

If LANDLORD consents to TENANT remaining in the Premises after the natural expiration of this Agreement, and no new lease is signed, the tenancy will be extended as a month-to-month tenancy and may be terminated by TENANT giving written notice not less than **15 days** prior to the end of any monthly payment period OR LANDLORD giving written notice not less than 15 days prior to the end of any monthly payment period.

Month-to-month leases shall be subject to an automatic rental increase equal to **10%** of the current contracted Rent resulting in a month-to-month rent amount of **$1,100.00** unless a new contract is signed. Notice from TENANT to LANDLORD must be made by certified mail. All other conditions of this Agreement shall remain in effect. If TENANT fails to vacate after the initial term, or any successive consensual periods after termination, TENANT shall additionally be held liable for holdover (double) rent.

24.Right of Entry

LANDLORD, upon reasonable notice by telephone, hand-delivery or posting to TENANT, has the right of entry to the Premises for showing, repairs, appraisals, inspections, or any other reason. LANDLORD has immediate right of entry in cases of emergency, or to protect or preserve the Premises.
TENANT shall not alter or add locks without prior written consent. If consent is given, TENANT must provide LANDLORD with a key to all locks. LANDLORD may place "For Sale" or "For Rent" signs on the Premises at any time.

25.Condemnation, Damage to Premises, Acts of God and Termination

If for any reason the Premises are condemned by any governmental authority, destroyed, rendered uninhabitable, rendered dangerous to persons or property, and/or damaged through fire, water, smoke, wind, flood, act of God, nature or accident, or, if it becomes necessary, in the opinion of LANDLORD or its AGENT, that TENANT must vacate the Premises in order for repairs to

the Premises to be undertaken, this Agreement shall, at LANDLORD'S option and upon 7 days written notice to TENANT, cease and shall terminate, TENANT agrees to and shall vacate and TENANT, if not in default of the Agreement, shall owe no further rent due under the terms of the Agreement. In such case, TENANT hereby waives all claims against LANDLORD for any damages suffered by such condemnation, damage, destruction or Agreement termination.

26.Mold

LANDLORD and/or AGENT reserves the right to terminate this Agreement and TENANT(S) agree to vacate the Premises in the event LANDLORD and/or AGENT in its sole judgment feels that either there is mold or mildew present in the dwelling unit on the Premises which may pose a safety or health hazard to TENANT(S) or other persons and/or TENANT(S) actions or inactions are causing a condition which is conducive to mold growth.

27.Waivers

The rights of the LANDLORD under this Agreement shall be cumulative, and failure on the part of the LANDLORD to exercise promptly any rights given hereunder shall not operate to forfeit any other rights allowed by this Agreement or by law.

28.Reimbursement

TENANT agrees to reimburse LANDLORD upon demand in the amount of

the loss, property damage, or cost of repairs or service (including plumbing trouble) caused by the negligence or improper use by TENANT, his Agents, family or guests.

29.Disputes and Litigation

In the event of a dispute concerning the tenancy created by this agreement, TENANT agrees that if the Premises are being managed by an AGENT for the LANDLORD, TENANT agrees to hold AGENT, its heirs, employees and assigns harmless and shall look solely to the LANDLORD of the Premises in the event of a legal dispute.

30.Subordination of Lease; Attornment by Tenant

This Agreement and TENANT's interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, deeds of trust, deeds to secure debt, and similar instruments (collectively, "Mortgage Documents"), now or hereafter placed on the Premises, all advances made under any Mortgage Documents (including, but not limited to, future advances), the interest payable on any Mortgage Documents and any and all renewals, extensions or modifications of any Mortgage Documents.

TENANT also hereby agrees to attorn, without any deductions or set-offs whatsoever, to any

holder of any Mortgage Documents and any other purchaser at a sale of the Property by foreclosure or power of sale, or any deed in lieu of any of the foregoing, and recognize such holder or other purchaser, as the case may be, as the owner under this Agreement. If requested by LANDLORD or AGENT, TENANT agrees to execute and deliver any document requested by LANDLORD or AGENT in order to further evidence the subordination and attornment described in this Section.

31.Integration

This Agreement and the exhibits and attachments, if any, set forth the entire agreement between LANDLORD and TENANT concerning the Premises, and there are no covenants, promises, agreements, conditions, or understandings, oral or written between them other than those herein set forth.

32.Modifications

No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon LANDLORD unless reduced to writing and signed by the parties.

33.Recording of Agreement

TENANT shall not record this Agreement on the Public Records of any public office. In the event that TENANT shall record this Agreement, this Agreement shall, at LANDLORD'S option, terminate immediately and LANDLORD shall be entitled to all rights and remedies that it has at law or in equity.

34.Governing Law

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of North Carolina.

In the event that subsequent to the execution of this lease any state statute regulating or affecting
any duty or obligation imposed upon the Landlord pursuant to this lease is enacted, amended, or repealed, the Landlord may, at his option, elect to perform in accordance with such statute, amendment, or act of repeal in lieu of complying with the analogous provision of this lease.

35.Severability

If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of

the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

36.Binding Effect

The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

37.Descriptive Headings

The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the LANDLORD or TENANT.

38.Construction

The pronouns used herein shall include, where appropriate, either gender or both, singular and plural. In the event of any dispute as to the precise meaning of any term contained herein, the principles of construction and interpretation that written documents be construed against the party preparing the same shall not be applicable. Rather, it is the express intention of the parties hereto that in all such instances, the most reasonable and logical interpretation shall control.

39.Notice

Any notice required or permitted under this Agreement or under state law shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to LANDLORD to:

Great Jones North Carolina, LLC

3049 Cleveland Avenue, Suite 235

Fort Myers, FL 33901

If to TENANT to: [redacted]

LANDLORD and TENANT shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party. TENANT HEREBY WAIVES HIS OR HER RIGHT TO NOTICE PURSUANT TO NORTH CAROLINA STATUTES.

40.Radon Gas

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in North Carolina.

Additional information regarding radon and radon testing may be obtained from your county public health unit.

41.Personal Information

Without limitation of any other provision of this Agreement, TENANT expressly agrees to provide LANDLORD and AGENT with the following personal information about TENANT: (a) information from which TENANT may personally identified, such as name, e-mail address, building information or telephone number, and (b) information that is financial in nature, such as information about bank accounts, credit cards or that is income — or employment-related ((a) and (b) collectively, "Personal Information"), and TENANT grants to LANDLORD and AGENT an irrevocable, perpetual, non- exclusive, non transferable, non-sublicensable license to use, reproduce, and transmit the Personal Information in connection with AGENT'S management of (i) the Premises and (ii) TENANT'S use and occupation of the Premises."

42.Abandoned Property

By signing this rental agreement, the tenant agrees that upon surrender, abandonment, or recovery of possession of the dwelling unit due to the death of the last remaining tenant, Landlord will act in accordance with the provisions specified in N.C. Gen. Stat. § 42-25.

43.Waiver of Jury Trial

Landlord and Tenant have specifically waived the right to a jury trial concerning any disputes which may arise concerning this agreement, specifically but not limited to, any issues involving tenant's tenancy.

44.Additional Provisions; Disclosures

- TENANT shall be responsible for a $35 posting charge for each TENANT posting, including, but not limited to, three-day notices to pay rent and seven-day notices of non-compliance, as additional rent.
- TENANT is required to change air conditioner filter(s) monthly, as to not cause additional wear and tear on the air conditioning system. Tenant shall be responsible for all service call charges resulting from TENANT's failure to comply herewith.
- TENANT is responsible for all clogged drains, jammed garbage disposals, and clogged toilets (tree roots excepted), attributable to TENANT.
- TENANT is responsible for all repairs under $100, and for the cost of repairing all damage resulting from (1) TENANT'S failure to report a maintenance issue, (2) TENANT'S failure to address a maintenance issue for which TENANT is responsible, and (3) TENANT negligence and willful damage.
- TENANT shall be responsible for a $75.00 trip charge in the event that Tenant denies property

access or misses any scheduled inspection or maintenance appointment.

- TENANT is responsible for full compliance with all non-architectural homeowners association rules and regulations. TENANT is responsible for 100% of the costs of such compliance, as well as 100% of the costs to correct a non-compliant condition, including fines. This lease shall terminate immediately should homeowners association restrict LANDLORD's ability to rent the Premises to TENANT, to include denying TENANT's application for residency to the homeowners association.
- TENANT is responsible for any associated costs related to the initial purchase of or re-keying of any community style mailbox.
- **Regarding Section 8 of the Agreement, LANDLORD held escrow funds total:** $0.00
- **Additional Terms Required by LANDLORD:** Residents are not to use fireplaces, they are for decoration only. Landlord may assign the lease to any affiliate or related company of Landlord without the consent of, or notice to, Tenant
- **Additional Terms Required for Property:** N/A
- **Additional Terms:** N/A
- Nothing Follows

Check if applicable:

X LEAD-BASED PAINT DISCLOSURE attached hereto.

X MOLD ADDENDUM attached hereto.

Signatures on next page.

Please Sign Here

A signed receipt of this document by any of the parties shall constitute valid binding acceptance of this agreement and its addendum. This agreement is entered into and effective on the date first appearing by the last party to sign this agreement.

Tenant Name(s): [redacted]

Signature

1. Tenant Signature:

Signature

2. Tenant Signature:

Signature

3. Tenant Signature:

Signature

4. Tenant Signature:

Signature

5. Tenant Signature:

Signature

6. Tenant Signature:

[redacted]

By Great Jones Agent for LANDLORD

Signature

[redacted]

As Property Manager, Great Jones North Carolina LLC

*Disclosure

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards Lead Warning Statement.

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/ or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Lessor's Disclosure

Presence of lead-based paint and/or lead-based paint hazards (check relevant instances below):

Known lead-based paint and/or lead-based paint hazards are present in the housing **(explain below)**.

✓ Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

Records and reports available to the lessor (check relevant instances below):

✓ Lessor has provided the lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing **(list documents below).**

✓ Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing. *Lessee's Acknowledgment* ***(initial here)***

Initial | Initial | Initial | Initial | Initial | Initial

✓ Lessee has received copies of all information listed above.

✓ Lessee has received the pamphlet Protect Your Family from Lead in Your Home.
Agent's Acknowledgment ***(initial here)***

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Agent's Initials D.D.

✓ Agent has informed the Lessor of the Lessor's obligations under 42 U.S.C. 4852d and is aware of his/her responsibility to ensure compliance.

✓ **Certification of Accuracy:** The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Great Jones Property Management

Tenant Name(s): [redacted]

1. Tenant Signature: Signature

2. Tenant Signature: Signature

3. Tenant Signature: Signature

4. Tenant Signature: Signature

5. Tenant Signature: Signature

6. Tenant Signature: Signature

[redacted]

By Great Jones Agent for LANDLORD

Signature

As Property Manager, Great Jones North Carolina LLC

Mold Addendum

This addendum is agreed to and shall be made part of the lease agreement between Great Jones North Carolina LLC ("LANDLORD" OWNER or AGENT) and Holly Anderson, Room Mate-Test ("TENANT")

for the premises located at: [redacted].

Mold: Mold consists of naturally occurring microscopic organisms which reproduce by spores. Mold breaks down and feeds on organic matter in the environment. The mold spores spread through the air and the combination of excessive moisture and organic matter allows for mold growth. Not all, but certain types and amounts of mold can lead to adverse health effects and/or allergic reactions. Not all mold is readily visible, but when it is, can often be seen in the form of discoloration, ranging from white to orange and from green to brown and black, and often there is a musty odor present. Reducing moisture and proper housekeeping significantly reduces the chance of mold and mold growth.

Climate Control: TENANT(s) agree to use all air-conditioning, if provided, in a reasonable manner and use heating systems in moderation and to keep the Premises properly ventilated by periodically opening windows to allow circulation of fresh air during dry weather only. **LANDLORD or AGENT** recommends that air conditioning is used at all times if unit has air conditioning.

TENANTS(s) agree to:

- Keep the premises clean and regularly dust, vacuum and mop
- Use hood vents when cooking, cleaning and dish-washing
- Keep closet doors ajar
- Avoid excessive indoor plants
- Use ceiling fans if present
- Use exhaust fans when bathing/showering and leave on for a sufficient
- amount of time to remove moisture
- Water all indoor plants outdoors
- Wipe down any moisture and/or spillage
- Wipe down bathroom walls and fixtures after bathing/showering
- Wipe down any vanities/sink tops
- Avoid air drying dishes
- Do not dry clothes by hang drying indoors

- Regularly empty dehumidifier if used
- Open blinds/curtains to allow light into premises
- Wipe down floors if any water spillage
- Securely close shower doors
- Leave bathroom and shower doors open after use
- Wipe down windows and sills if moisture present
- Use dryer if present for wet towels
- Use household cleaners on any hard surfaces
- Remove any moldy or rotting food
- Remove garbage regularly
- Wipe down any and all visible moisture
- Inspect for leaks under sinks
- Check all washer hoses if applicable

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TENANTS(s) agree to report in writing:

- Visible or suspected mold
- All A/C or heating problems or abnormalities
- Leaks, moisture accumulations, major spillage
- Plant watering overflows
- Shower/bath/sink/toilet overflows
- Leaky faucets, plumbing, pet urine accidents
- Any and all moisture and musty odors
- Discoloration of walls, baseboards, doors, window frames, ceilings
- Moldy clothing, refrigerator and A/C drip pan overflows
- Moisture dripping from or around any vents, A/C condenser lines
- Loose, missing or failing grout or caulk around tubs, showers, sinks, faucets, countertops, clothes dryer vent leaks

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Small Areas of Mold: If mold has occurred on a small non-porous surface such as ceramic tile, formica, vinyl flooring, metal, or plastic and the mold is not due to an ongoing leak or moisture problem, TENANT(s) agree to clean the areas with soap (or detergent) and a small amount of water, let the surface dry, and then, within 24 hours apply a non-staining cleaner such as Lysol Disinfectant, Pine-Sol Disinfectant (original pine-scented), Tilex Mildew Remover, or Clorox Cleanup.

Termination of Tenancy: LANDLORD or AGENT reserves the right to terminate the tenancy and TENANT(s) agree to vacate the Premises in the event LANDLORD or AGENT in its sole judgment feels that either there is mold or mildew present in the dwelling unit which may pose a safety or health hazard to TENANT(s) or other persons and/or TENANT(s) actions or inactions are causing a condition which is conducive to mold growth.

Inspections: TENANT(S) agree that LANDLORD or AGENT may conduct inspections of the unit at any time with reasonable notice.

Violation of Addendum: IF TENANT(S) FAIL TO COMPLY WITH THIS ADDENDUM, TENANT(s) will be held responsible for property damage to the dwelling and any health problems that may result. Noncompliance includes but is not limited to TENANT(s) failure to notify LANDLORD or AGENT of any mold, mildew or moisture problems immediately IN WRITING. Violation shall be deemed a material violation under the terms of the Agreement, and LANDLORD or AGENT shall be entitled to exercise all rights and remedies it possesses against TENANT(S) at law or in equity and TENANT(S) shall be liable to LANDLORD for damages sustained to the Premises. TENANT(S) shall hold LANDLORD and AGENT harmless for damage or injury to person or property as a result of TENANT(S) failure to comply with the terms of this Addendum.

Hold Harmless: If the Premises is or was managed by an AGENT of the LANDLORD, TENANT(S) shall hold AGENT harmless and shall look solely to the property LANDLORD in the event of any litigation or claims concerning injury, damage or harm suffered due to mold.

PARTIES: THIS ADDENDUM IS BETWEEN THE TENANT(S) AND LANDLORD AND/ OR AGENT MANAGING THE PREMISES. THIS ADDENDUM IS IN ADDITION TO AND MADE PART OF THE AGREEMENT AND IN THE EVENT THERE IS ANY CONFLICT BETWEEN THE AGREEMENT AND THIS ADDENDUM, THE PROVISIONS OF THIS ADDENDUM SHALL GOVERN.

Surety Bond Addendum

This addendum is agreed to and shall be made part of the lease agreement between **Great Jones North Carolina LLC** ("LANDLORD" OWNER or AGENT) and [redacted] ("TENANT") on [redacted]_for the premises located at [redacted]

We require that you provide us with a security deposit to protect us from any damage or other losses that may occur during the time you lease the dwelling. You may choose to reduce or eliminate the security deposit by purchase a surety bond from another company. If you purchase a surety bond, the bond will be available to us for recovery of any damage or other loss. Also, if you choose the surety bond, the agreement between you and the surety company will not be part of this lease agreement.

THE MONEY YOU PAY THE SURETY COMPANY IS NOT A SECURITY DEPOSIT AND IS NOT REFUNDABLE. FURTHERMORE, EVEN IF WE MAKE NO CLAIM AGAINST THE SURETY BOND, YOU WILL NOT BE ENTITLED TO ANY REFUND OF THE SURETY BOND PREMIUM AT THE END OF THE LEASE TERM.

If you purchase a surety bond, you will have obligations to the surety that are separate and independent from the duties you have to us under this Lease Contract. YOU WILL NOT BE RELEASED FROM YOUR OBLIGATIONS TO US, EXCEPT TO THE EXTENT THAT WE RECEIVE PAYMENTS FROM THE SURETY WHICH SATISFY YOUR OBGLIGATIONS TO US. Specifically, if the surety does not pay the total amount of damage or other loss that we experience, you will be required to pay us for the remaining amount.

TENANT chose **Refundable Security Deposit** to the fulfill the landlord security deposit requirement.

Policy Number: _NA_ **Coverage Amount:** 2000.00

Signature | Signature | Signature

Signature | Signature | Signature

Signature

As Property Manager, Great Jones North Carolina LLC

HOA Disclosure

This addendum is agreed to and shall be made part of the lease agreement between **Great Jones North Carolina LLC** ("LANDLORD" OWNER or AGENT) and [redacted] ("TENANT") on [redacted] for the premises located at [redacted]

The Premises are subject to regulation by the following owners/condo association known by Agent:

Name of association: [redacted]

Name of association property manager: [redacted]

Property manager address and phone number: [redacted]

Association website address or email, if any:

Tenant agrees to abide by any applicable owners' association regulations as they now exist or may be amended.

Signature | Signature | Signature

Signature | Signature | Signature

Signature

As Property Manager, Great Jones North Carolina LLC

Welcome to your new home with Great Jones.

Pet Addendum

Valid only with picture of pet attached hereto

Consent is hereby granted to [redacted], TENANT(S), to keep the described pet(s) on the leased Premises, [redacted] , provided the below listed conditions are abided by:

1. Additional monthly fee of [redacted] is added to the monthly rent as additional rent.

2. A **Non-Refundable Pet Fee** of [redacted] is paid by TENANT. This sum may be used by [redacted], LANDLORD, to pay for any pet damage or for any other amounts due and owing under the terms of the lease Agreement whether pet related or not upon TENANT vacating the Premises.

3. The following dog breeds are forbidden: Pit Bulls, American Bulldogs, Mastiffs, Rottweilers, Alaskan Malamutes, Siberian Huskies, Doberman Pinschers, Akitas, Terriers, and mixes of any of these breeds.

4. ONLY PET(S) SPECIFICALLY ON THIS AGREEMENT ARE ALLOWED AND SUCH PET MUST BE PRE-APPROVED PRIOR TO BRINGING PET ON THE PREMISES.

5. Pet(s) must be kept on a leash at all times while it is outside of the Premises. PETS ARE NOT ALLOWED TO RUN LOOSE AT ANY TIME. TENANT agrees to fully indemnify the Landlord, owner or AGENT for any damages arising out of injury to another person or to another pet by the pet(s). Pet(s) must not be tied or kept outside, in the common hallways or on the balcony or lanais, if applicable.

6. Pet(s) must weigh under the weight limit of [redacted]. at all times. In the event any pet(s) have offspring, TENANT will be in breach of this agreement.

7. TENANT(s) may be assigned a designated area to walk pet and TENANT must walk pets in that area only. TENANT are responsible for immediately cleaning up after pet(s) and must do so.

8. TENANT will be responsible for FULL replacement and/or repair cost of carpet, walls, blinds, flooring or any other items damaged in any way by pet(s). TENANT also will be responsible for the full cost of any exterminating that may be required because of pet(s).

9. **TENANT(s) agree that approval or denial of all pets(s) is at the <u>sole discretion</u> of LANDLORD or AGENT. LANDLORD, owner or AGENT reserves the right to withdraw consent at any time by giving the TENANT 7 days written notice to remove pet(s) from the Premises for any reason including but not limited to noise, barking, disturbances, damage, threatening behavior towards other TENANT or employees of LANDLORD or AGENT. In the event the pet(s) are not removed after notice, TENANT will be subject to eviction. TENANT(s) agree that keeping a pet on the Premises is a revocable privilege and not a right.**

Description Of Pet(s):

-
- **NA**
- **NA**

A signed receipt of this document by any of the parties shall constitute valid binding acceptance of this addendum.

Tenant Name(s): [redacted]

1. Tenant Signature: Signature

2. Tenant Signature: Signature

3. Tenant Signature: Signature

4. Tenant Signature: Signature

5. Tenant Signature: Signature

6. Tenant Signature: Signature

[redacted]

By Great Jones Agent for LANDLORD

Signature

As Property Manager, Great Jones LLC

LCS E-Sign

esign.lcs.com/verify

GREAT JONES

Great Jones Lease and Policy Review

- I understand that Rent is **due on the 1st** and late on the 5th, and that I will incur a $95 late fee if Rent is not received by midnight on the 5th.
- I understand that dishonored or returned payments ("NSF's") will result in a $40.00 charge (or maximum state allowed limit up to $40.00), and that I will be required to make subsequent payments using certified funds.
- I agree to have all accounts for utilities immediately placed in my name with accounts kept current throughout occupancy.
- I am aware that the cost of resident-caused repairs are 100% resident responsibility, including resident-caused sewer backups and slow drains.
- I understand that I am solely responsible for pest control, including roaches, ants, and spiders.
- I have been strongly advised to ***purchase renter's insurance*** and understand that Great Jones is not responsible for any damage to my personal possessions for any reason.
- I understand that I must report all current pets to Great Jones prior to move-in, and any new pets immediately, and that pets are subject to pet rents, pet deposits, and breed restrictions.
- I have read and understand **Section 25 CONDEMNATION, DAMAGE TO PREMISES, ACTS OF GOD and TERMINATION** and know that in the event of a disaster such as severe storm, flood or fire, the lease may be terminated by Great Jones.
- I understand per **Section 44** of the lease that I am responsible for a $75.00 trip charge in the event that I deny property access or miss any scheduled inspection or maintenance appointment.

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Maintenance Responsibilities Checklist

At Great Jones, we are committed to ensuring that our new residents know how to protect and maintain their home. Renting a single-family, condo, townhome, manufactured home, or multi-plex is different than renting in a large apartment community. Maintenance is a shared responsibility; there are things for which Great Jones is responsible and there are things for which our residents are responsible.

The purpose of this form is to ensure that we have explained how to properly protect and maintain your home, and that we have described what our mutual maintenance responsibilities are.

Address: [redacted]

HVAC SYSTEMS

- I understand that I am required to install a new air conditioner filter every month (fiberglass mesh filters provide for optimal performance and lower energy consumption from your air conditioner)
- I understand that 78 degrees is the most efficient setting for my air conditioner, and that Great Jones will not provide maintenance services to achieve temperatures below 78 degrees. I understand that I must leave all air conditioning vents and registers in the open position to ensure proper operation of my air conditioner.

SMOKE DETECTORS

- I understand that I am required to change the Smoke Detector batteries as needed, and at least every 6 months and that they are to remain installed and functional at all times.

OUTDOOR CARE: Pool & Landscaping

- I understand that I am required to run my pool filtration system at least 8 hours a day. I understand that I am responsible for skimming the surface of the pool and cleaning the skimmer baskets as needed.
- I understand that sprinkler head maintenance and replacement is my responsibility.
- I understand that I am responsible for maintaining adequate salt levels in my water softening system.
- I understand that I am responsible for maintaining my yard, to include mowing and edging my lawn weekly, operating my irrigation system (if present) to maintain a healthy lawn, treating for lawn insects, and trimming bushes and trees as needed.

KITCHEN & BATH

- I understand that the kitchen sink disposal is for the disposal of small food particles only, and that items such as bones, food wrappers, or other refuse must not be placed in the disposal. I understand that water must be flowing into the disposal while it is operating, and that I must operate it at least weekly.
- I understand that only toilet paper should be flushed down my toilets, and that paper towels, cleaning wipes, diapers, rags, dental floss, feminine hygiene products, and other objects must not be placed in or flushed down my toilets.

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GENERAL DISCLOSURES

- I understand that I am responsible for a $75.00 trip charge in the event that I deny property access or miss any scheduled inspection or maintenance appointment.
- I understand that after 30 days, Great Jones is responsible for performing the following repairs only, and that I am responsible for performing any repairs not shown below. I understand that I am financially responsible for the cost of any repairs resulting from damage I have caused, including the repairs shown below:
    - Structural (roof leaks and foundation failure)
    - Plumbing (leaks and backups I can't clear)
    - Electrical, excluding light bulbs, which are my responsibility
    - Heating and air conditioning, excluding filter changes, which are my responsibility
    - Security (first floor exterior doors, windows, or garage doors which won't close or lock)
    - Safety (trip hazards / loose or broken safety railings or handrails / microbial discoloration / etc.)
    - Appliances
    - Pools, except as described above
    - Home preservation (dead limbs over roof / exterior flooding / blocked fireplace flue / etc.)
- I understand that I am responsible for correcting Homeowners Association violations in a timely manner, and that I am responsible for all fines resulting from my noncompliance with Homeowners Association rules and regulations. I understand that this shall not apply to items for which Great Jones is responsible, including those items described above and items such as architectural compliance.
- I understand that I am responsible for returning my home in the same state of repair and cleanliness that I received it in at move-out, including appliances, blinds, and ceiling fans. I understand that I am to have my carpets (when present) professionally cleaned and free of stains and odors, and that I am to fill and/or patch (but not paint) nail and other holes in my walls with residential spackling.
- I understand that all maintenance and repair requests are to be placed online at https://app.propertymeld.com/tenant/great-jones. I understand that I am required to report maintenance and repair issues promptly so as to prevent further damage to my home.

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